Exhibit 3.2

AMENDED AND RESTATED BYLAWS
OF
AIR INDUSTRIES GROUP
(A Nevada corporation)

ARTICLE I
STOCKHOLDERS

Section 1.1.  Annual Meetings.  If required by applicable law or under the rules or regulations of any securities exchange or inter-dealer quotation service upon or through which the securities of the Corporation are listed or quoted (a “Listing Body”), an annual meeting of stockholders shall be held each year at such date, time and place, as may be designated by the board of directors (the “Board of Directors”) from time to time.  At such meeting, the holders of the Corporation’s voting securities entitled to vote thereon shall elect the Board of Directors and shall transact such other business as may be brought properly before the meeting.

Section 1.2.  Special Meetings.

1.2.1. Special meetings of stockholders entitled to vote at such meeting may be called at any time by the Chairman of the Board of Directors, the President (if he is also a member of the Board of Directors) or the Board of Directors, to be held at such date, time and place as may be determined by such person or persons calling the meeting and stated in the notice of the meeting. A special meeting shall be called by the President or the Secretary upon one or more written demands (which shall state the purpose or purposes therefore) signed and dated by the holders of shares representing not less than ten percent of all votes entitled to be cast on any issue(s) that may be properly proposed to be considered at the special meeting. If no place is designated in the notice, the place of the meeting shall be the principal office of the Corporation.

1.2.2. Business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the notice of such meeting.

Section 1.3.  Notice of Meetings.  Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting stating the place, if any, date and hour of the meeting, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting. Unless otherwise provided by law, the Articles of Incorporation or these Bylaws, the notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. Notice may be given by any means permitted by law. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation.

Section 1.4.  Adjournments.  Any meeting of stockholders, annual or special, may be adjourned from time to time, to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time, place thereof, if any, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 1.5.  Quorum.  At each meeting of stockholders, except where otherwise provided by law or the Articles of Incorporation or these Bylaws, the holders of a majority in voting power of the outstanding shares of stock entitled to vote on a matter at the meeting, present in person or represented by proxy, shall constitute a quorum. Shares entitled to vote as a separate class or series may take action on a matter at a meeting only if a quorum of those shares is present. For purposes of the foregoing, where a separate vote by class or classes or a series or multiple series is required for any matter, unless stated elsewhere the holders of a majority in voting power of the outstanding shares of such class or classes or a series or multiple series, present in person or represented by proxy, shall constitute a quorum to take action with respect to that vote on that matter. In the absence of a quorum of the holders of any class or series of stock entitled to vote on a matter, the holders of such class or series so present or represented may, by majority vote, adjourn the meeting of such class or series with respect to that matter from time to time in the manner provided by Section 1.4 of these Bylaws until a quorum of such class or series shall be so present or represented. Shares of its own capital stock belonging on the record date for a meeting to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any subsidiary of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

Section 1.6.  Organization.

1.6.1. The chairman of the annual or any special meeting of the stockholders shall be the Chairman of the Board of Directors, or in the absence of the Chairman, any person designated by the Board of Directors. The Secretary, or in the absence of the Secretary, an Assistant Secretary, shall act as the secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.

1.6.2. The order of business at each such meeting shall be as determined by the chairman of the meeting. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the adjournment of any meeting, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls. The chairman of the meeting shall have absolute authority over matters of procedure and there shall be no appeal from a ruling of the chairman.

1.6.3. If disorder shall arise that prevents continuation of the legitimate business of the meeting, the chairman may announce the adjournment of the meeting and quit the chair and upon the chairman so doing the meeting is immediately adjourned.

1.6.4. The chairman may ask or require that anyone who is not a bona fide stockholder or proxyholder leave the meeting.

Section 1.7.  Inspectors.  Prior to any meeting of stockholders, the Board of Directors may, and shall if required by law, appoint one or more inspectors to act at such meeting and make a written report thereof and may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at the meeting of stockholders, the person presiding at the meeting may, and shall if required by law, appoint one or more inspectors to act at the meeting. The inspectors need not be stockholders of the Corporation, and any director or officer of the Corporation may be an inspector on any matter other than a vote for or against such director’s or officer’s election to any position with the Corporation or on any other matter in which such officer or director may be directly interested. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons to assist them in the performance of their duties. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxy or vote, nor any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law.

Section 1.8.  Voting; Proxies.

1.8.1. Unless otherwise provided in the Articles of Incorporation, or any certificate of designation authorizing the issuance of any series or class of capital stock of the Corporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question.  Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after six months from its date, unless coupled with an interest or unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. Voting at meetings of stockholders need not be by written ballot unless the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or represented by proxy at such meeting shall so determine. Except where applicable law, the rules or regulations of a Listing Body, the Articles of Incorporation or these Bylaws require a different vote, if a quorum exists, action on a matter other than the election of directors is approved if the votes cast favoring the action exceed the votes cast opposing the action. In an election of directors, a plurality of the votes of the shares present in person or represented by proxy at a meeting and entitled to vote for directors is required in order to elect a director. For purposes of these Bylaws, “votes cast” shall mean all votes cast in favor of and against a particular proposal or matter, but shall not include “abstentions or broker non-votes.

1.8.2. The voting rights of shares of Common Stock shall only be as required by applicable law or the Articles of Incorporation.

Section 1.9 Notice of Stockholder Business and Nominations.   Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) by or at the direction of the Chairman of the Board or the Board of Directors pursuant to a resolution adopted by a majority of the whole Board or (ii) by any stockholder of the Corporation that is entitled to vote at the meeting with respect to the election of directors or the business to be proposed by such stockholder, as the case may be, who complies with the notice procedures set forth below and that is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation as provided below.

For nominations or other business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such business must be a proper subject for stockholder action under applicable law. To be timely, a stockholder’s notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not less than 75 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of the seventy-fifth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such stockholder’s notice shall set forth (A) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and a beneficial owner on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

Notwithstanding anything in the second sentence of the preceding paragraph to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 80 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by the preceding paragraph also shall be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation. For purposes of this Section, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act.

Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (i) by or at the direction of the Chairman of the Board or the Board of Directors pursuant to a resolution adopted by a majority of the whole Board or (ii) by any stockholder of the Corporation that is entitled to vote at the meeting with respect to the election of directors, that complies with the notice procedures set forth in the second paragraph of this Section and that is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation as provided below. Nominations by stockholders of persons for election to the Board of Directors may be made at a special meeting of stockholders if the stockholder’s notice as required by the preceding paragraph shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the ninetieth day prior to the special meeting and not later than the close of business on the later of the sixtieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

      Only persons who are nominated in accordance with the procedures set forth in this Section shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section.

Except as otherwise provided by law, the Articles of Incorporation or this Section, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section and, if any proposed nomination or business is not in compliance with this Section, to declare that such defective nomination or proposal shall be disregarded.

 Notwithstanding the foregoing provisions of this Section, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section. Nothing in this Section shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy materials with respect to a meeting of stockholders pursuant to Rule 14a-8 under Exchange Act or (ii) of the holders of any series of Preferred Stock or any other series or class of stock as set forth in the Articles of Incorporation to elect directors under specified circumstances or to consent to specific actions taken by the Corporation.

 Section 1.10.  Fixing Date for Determination of Stockholders of Record.

1.10.1.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

1.10.2. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Nevada,  its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

1.10.3.  In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 1.11.  Consent of Stockholders in Lieu of Meeting Prohibited.  Any action required or permitted to be taken at any annual or special meeting of the stockholders may not be taken by written consent in lieu of   a meeting.

Section 1.12.  Meeting by Remote Communication.  If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication: (a) participate in a meeting of stockholders; and (b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Section 1.13  Liability of Stockholder for Unsuccessful Litigation Against the Corporation, a Director, Officer, Employee or Affiliate of the Corporation.

(a) To the fullest extent permitted by law, in the event that (i) any current or prior stockholder or anyone on their behalf (“Claiming Party”) initiates or asserts any claim or counterclaim (“Claim”) or joins, offers substantial assistance to, or has a direct financial interest in any Claim against the Corporation and/or any Director, Officer, Employee or Affiliate (together, the “Corporation Parties”), and (ii) the Claiming Party (or the third party that received substantial assistance from the Claiming Party or in whose Claim the Claiming Party had a direct financial interest) does not obtain a judgment on the merits that substantially achieves, in substance and amount, the full remedy sought, then each Claiming Party shall be obligated jointly and severally to reimburse the Corporation Parties the greatest amount permitted by law for all fees, costs and expenses of every kind and description (including but not limited to, all reasonable attorney’s fees and other litigation expenses) (collectively, “Litigation Costs”) that the Corporation Parties may incur in connection with such Claim.

            (b) To the fullest extent permitted by law, in the event that any Claiming Party initiates or asserts any Claim or joins, offers substantial assistance to, or has a direct financial interest in any Claim against any Corporation Parties, then, regardless whether the Claiming Party is successful on its Claim in whole or in part, (i) the Claiming Party shall bear its own Litigation Costs, and (ii) the Claiming Party and the Claiming Party’s attorneys shall not be entitled to recover any Litigation Costs or, in a derivative or class action, to receive any fees or expenses as the result of the creation of any common fund, or from a corporate benefit purportedly conferred upon the Corporation.

ARTICLE II
BOARD OF DIRECTORS

Section 2.1.  Powers; Number; Qualifications.  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by law or in the Articles of Incorporation. The Board of Directors shall consist of not less than one member, the number thereof to be determined from time to time by resolution of the Board of Directors. Directors must be natural persons at least eighteen years of age but need not be stockholders of the Corporation.

Section 2.2.  Election; Term of Office; Resignation; Removal; Newly Created Directorships; Vacancies; Director Emeritus.
2.2.1.  Election; Term of Office.  The Board of Directors shall be elected at each annual meeting of stockholders by the holders of the shares of the Corporation entitled to vote thereon. Each director shall hold office until the next annual meeting of stockholders, and until the director’s successor is elected and qualified or until the director’s prior death, resignation, removal or disqualification.

2.2.2.  Resignation.  Any director may resign at any time upon written notice to the Board of Directors or to the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or such officer, and the acceptance of such resignation shall not be necessary to make it effective.

2.2.3.  Removal.  Except as otherwise provided by law, any director may be removed, with or without cause, at any time by the affirmative vote of stockholders holding of record in the aggregate at least two-thirds of the outstanding shares of stock of the Corporation.  A vacancy on the Board of Directors caused by any such removal may be filled by a majority of the remaining directors at any time before the end of the unexpired term.

2.2.4.  Newly Created Directorships; Vacancies.  Unless otherwise provided in the Articles of Incorporation or these Bylaws, newly created directorships resulting from any increase in the authorized number of directors between annual meetings shall be filled by the affirmative vote of a majority of the members of the Board of Directors even if the remaining directors constitute less than a quorum. A director elected to fill a vacancy shall be elected for the unexpired term of such director’s predecessor in office.

Section 2.3.  Annual and Regular Meetings.  The Board of Directors shall hold its annual meeting without notice on the same day and the same place as, but just following, the annual meeting of stockholders, or at such other date, time and place as may be determined by the Board of Directors. Regular meetings of the Board of Directors shall be held without notice at such dates, times and places as may be determined by the Board of Directors by resolution.

Section 2.4.  Special Meetings; Notice.

2.4.1. Special meetings of the Board of Directors may be held, with proper notice, upon the call of the Chairman of the Board of Directors or by at a majority of the Board of Directors, at such time and place as specified in the notice.

2.4.2. Notice of the date, time and place of each special meeting of the Board of Directors shall be given to each director at least 24 hours prior to such meeting. The notice of a special meeting of the Board of Directors need not state the purposes of the meeting. Notice to each director of any special meeting may be given in person; by telephone, electronically transmitted facsimile, electronic mail or other means of wire or electronic transmission; or by mail or private carrier. Oral notice to a director of any special meeting is effective when communicated. Written notice to a director of any special meeting is effective at the earliest of: (i) the date received; (ii) five days after it is mailed; (iii) the date shown on the return receipt if mailed by registered or certified mail, return receipt requested, if the return receipt is signed by or on behalf of the director to whom the notice is addressed; (iv) or two business days after delivery by a nationally recognized carrier.

Section 2.5.  Participation in Meetings by Conference Telephone Permitted.  Directors or members of any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or of such committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Bylaw shall constitute presence in person at such meeting.

Section 2.6.  Quorum; Vote Required for Action.  At all meetings of the Board of Directors a majority of the directors then in office shall constitute a quorum for the transaction of business at such meeting. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. In case at any meeting of the Board of Directors a quorum shall not be present, a majority of the directors present may, without notice other than announcement at the meeting, adjourn the meeting from time to time until a quorum can be obtained.

Section 2.7.  Organization.  The Board of Directors shall elect a Chairman of the Board of Directors from among its members. If the Board of Directors deems it necessary, it may elect a Vice-Chairman of the Board of Directors from among its members to perform the duties of the Chairman of the Board of Directors in such chairman’s absence and such other duties as the Board of Directors may assign. The Chairman of the Board of Directors or, in his absence, the Vice-Chairman of the Board of Directors, or in his absence, any director chosen by a majority of the directors present, shall act as chairperson of the meetings of the Board of Directors. The Secretary, any Assistant Secretary, or any other person appointed by the chairperson shall act as secretary of each meeting of the Board of Directors.

Section 2.8.  Action by Directors Without a Meeting.  Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission are filed with the minutes of proceedings of the Board of Directors or committee. Such filings shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 2.9.  Compensation of Directors.  The Board of Directors shall determine and fix the compensation, if any, and the reimbursement of expenses which shall be allowed and paid to the directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity or any of its subsidiaries in any other capacity and receiving proper compensation therefore.

Section 2.10.  Committees.  The Board of Directors may, by a vote of the majority of the directors then in office, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent permitted by law and provided in the resolution of the Board of Directors or in these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation.

Section 2.11.  Committee Rules.  Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may adopt, amend and repeal rules for the conduct of its business. In the absence of a provision by the Board of Directors or a provision in the rules of such committee to the contrary, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee, and in other respects each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these Bylaws. Each committee shall prepare minutes of its meetings which shall be delivered to the Secretary of the Corporation for inclusion in the Corporation’s records.

ARTICLE III
OFFICERS

Section 3.1.   Officers; Election.  The Board of Directors shall, annually or at such times as the Board of Directors may designate, appoint a President, a Secretary and a Treasurer, and elect from among its members a Chairman. The Board of Directors may also appoint one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers and such other officers as the Board of Directors may deem desirable or appropriate and may give any of them such further designations or alternate titles as it considers desirable. The Board of Directors may delegate, by specific resolution, to an officer the power to appoint other specified officers or assistant officers. Any number of offices may be held by the same person. Each officer shall be a natural person who is eighteen years of age or older.

Section 3.2.   Term of Office; Resignation; Removal; Vacancies.  Unless otherwise provided in the resolution of the Board of Directors appointing any officer, each officer shall hold office until the next annual meeting of the Board of Directors at which such officer’s successor is appointed and qualified or until such officer’s earlier death, resignation or removal. Any officer may resign at any time upon notice given in writing or by electronic transmission to the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. The Board of Directors may remove any officer with or without cause at any time. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation, but the appointment of an officer shall not of itself create contractual rights. The Board of Directors may also delegate to an officer the power to remove other specified officers or assistant officers. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled by the Board of Directors. An officer appointed to fill a vacancy shall serve for the unexpired term of such officer’s predecessor, or until such officer’s earlier death, resignation or removal.

Section 3.3.   Temporary Delegation of Duties.  In the case of the absence of any officer, or his inability to perform his duties, or for any other reason deemed sufficient by the Board of Directors, the Board of Directors may delegate the powers and duties of such officer to any other officer or to any director temporarily, provided that a majority of the directors then in office concur and that no such delegation shall result in giving to the same person conflicting duties.

Section 3.4.   Chairman.  The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors and of the stockholders at which he or she shall be present and shall have and may exercise such powers as may, from time to time, be assigned to him or her by the Board of Directors or as may be provided by law.

Section 3.5.   Chief Executive Officer.  The Chief Executive Officer (the “CEO”), if one is appointed by the Board of Directors, shall perform all duties customarily delegated to the chief executive officer of a corporation and such other duties as may from time to time be assigned to the CEO by the Board of Directors and these Bylaws.

Section 3.6.   President.  If there is no separate CEO, the President shall be the CEO of the Corporation; otherwise, the President shall be responsible to the CEO for the day-to-day operations of the Corporation. The President shall have general and active management of the business of the Corporation; shall see that all orders and resolutions of the Board of Directors are carried into effect; and shall perform all duties as may from time to time be assigned by the Board of Directors or the CEO.

Section 3.7.   Vice Presidents.  The Vice President or Vice Presidents shall have such powers and shall perform such duties as may, from time to time, be assigned to him or her or them by the Board of Directors, the CEO or the President or as may be provided by law.

Section 3.8.   Secretary.  The Secretary shall have the duty to record the proceedings of the meetings of the stockholders, the Board of Directors and any committees thereof in a book to be kept for that purpose, shall authenticate records of the Corporation, shall see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law, shall be custodian of the records of the Corporation, may affix the corporate seal to any document the execution of which, on behalf of the Corporation, is duly authorized, and when so affixed may attest the same, and, in general, shall perform all duties incident to the office of secretary of a corporation and such other duties as may, from time to time, be assigned to him or her by the Board of Directors, the CEO or the President or as may be provided by law.

Section 3.9.   Treasurer.  The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation and shall deposit or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by or under authority of the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties, with such surety or sureties as the Board of Directors may determine. The Treasurer shall keep or cause to be kept full and accurate records of all receipts and disbursements in books of the Corporation, shall maintain books of account and records and exhibit such books of account and records to any of the directors of the Corporation at any reasonable time, shall receive and give receipts for monies due and payable to the Corporation from any source whatsoever, shall render to the CEO, the President and to the Board of Directors, whenever requested, an account of the financial condition of the Corporation, and, if called to do so, make a full financial report at the annual meeting of the stockholders, and, in general, shall perform all the duties incident to the office of treasurer of a corporation and such other duties as may, from time to time, be assigned to him or her by the Board of Directors, the CEO or the President or as may be provided by law.

Section 3.10.   Assistant Secretaries and Assistant Treasurers.  The Assistant Secretaries and Assistant Treasurers, if any, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President, the CEO or the Board of Directors. In the absence or at the request of the Secretary or the Treasurer, the Assistant Secretaries or Assistant Treasurers, respectively, shall perform the duties and exercise the powers of the Secretary or Treasurer, as the case may be.

 Section 3.11.   Other Officers.  The other officers, if any, of the Corporation shall have such powers and duties in the management of the Corporation as shall be stated in a resolution of the Board of Directors which is not inconsistent with these Bylaws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board of Directors.

Section 3.12.    Compensation.  The salaries and other compensation of the officers shall be fixed or authorized from time to time by the Board of Directors. No officer shall be prevented from receiving such salary or other compensation by reason of the fact that he is also a director of the Corporation.

ARTICLE IV
STOCK

Section 4.1.   Stock Certificates and Uncertificated Shares.  The shares of stock in the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate theretofore issued until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates, and upon request every holder of uncertificated shares, shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board of Directors, if any, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, representing the number of shares of stock registered in certificate form owned by such holder. Any and all the signatures on the certificate may be by a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

          Section 4.2.   Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates.  The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond in such form and amount (not exceeding twice the value of the stock represented by such certificate) and with such surety and sureties as the Secretary may require in order to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

Section 4.3.   Transfer of Stock.  Subject to any transfer restrictions set forth or referred to on the stock certificate or of which the Corporation otherwise has notice, shares of the Corporation shall be transferable on the books of the Corporation upon presentation to the Corporation or to the Corporation’s transfer agent of a stock certificate signed by, or accompanied by an executed assignment form, from the holder of record thereof, his duly authorized legal representative, or other appropriate person as permitted by Chapter 78 of the Nevada Revised Statutes or other applicable law. The Corporation may require that any transfer of shares be accompanied by proper evidence reasonably satisfactory to the Corporation or to the Corporation’s transfer agent that such endorsement is genuine and effective. Upon presentation of shares for transfer as provided above, the payment of all taxes, if any, therefor, and the satisfaction of any other requirement of law, including inquiry into and discharge of any adverse claims of which the Corporation has notice, the Corporation shall issue a new certificate to the person entitled thereto and cancel the old certificate. Every transfer of stock shall be entered on the stock books of the Corporation to accurately reflect the record ownership of each share. The Board of Directors may make such additional rules and regulations as it may deem expedient concerning the issue, transfer, and registration of certificates for shares of the capital stock of the Corporation.

Section 4.4.   Preferred Stock.  Shares of preferred stock shall be issued by the Corporation only after filing a certificate of designation as described in the Corporation’s Articles of Incorporation with the Nevada Secretary of State and satisfying all other requirements of the Articles of Incorporation and Chapter 78 of the Nevada Revised Statutes with respect thereto.

Section 4.5.   Holders of Record.  The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as may be required by the laws of Nevada.

ARTICLE V
EXECUTION OF INSTRUMENTS; CHECKS AND ENDORSEMENTS; DEPOSITS; ETC.

Section 5.1.   Execution of Instruments.  Except as otherwise provided by the Board of Directors, the Chairman, the CEO, the President, any Vice President, the Treasurer or the Secretary shall have the power to execute and deliver on behalf of and in the name of the Corporation any instrument requiring the signature of an officer of the Corporation. Unless authorized to do so by these Bylaws or by the Board of Directors, no assistant officer, agent or employee shall have any power or authority to bind the Corporation in any way, to pledge its credit or to render it liable pecuniarily for any purpose or in any amount.

Section 5.2.   Checks and Endorsements.  All checks, drafts or other orders for the payment of money, obligations, notes or other evidences of indebtedness issued in the name of the Corporation and other such instruments shall be signed or endorsed for the Corporation by such officers or agents of the Corporation as shall from time to time be determined by resolution of the Board of Directors, which resolution may provide for the use of facsimile signatures.

Section 5.3.   Deposits.  All funds of the Corporation not otherwise employed shall be deposited from time to time to the Corporation’s credit in such banks or other depositories as shall from time to time be determined by resolution of the Board of Directors, which resolution may specify the officers or agents of the Corporation who shall have the power, and the manner in which such power shall be exercised, to make such deposits and to endorse, assign and deliver for collection and deposit checks, drafts and other orders for the payment of money payable to the Corporation or its order.

Section 5.4.   Voting of Securities and Other Entities.  Unless otherwise provided by resolution of the Board of Directors, the Chairman, Chief Executive Officer, or the President, or any officer designated in writing by any of them, is authorized to attend in person, or may execute written instruments appointing a proxy or proxies to represent the Corporation, at all meetings of any corporation, partnership, limited liability company, association, joint venture, or other entity in which the Corporation holds any securities or other interests and may execute written waivers of notice with respect to any such meetings. At all such meetings, any of the foregoing officers, in person or by proxy as aforesaid and subject to the instructions, if any, of the Board of Directors, may vote the securities or interests so held by the Corporation, may execute any other instruments with respect to such securities or interests, and may exercise any and all rights and powers incident to the ownership of said securities or interests. Any of the foregoing officers may execute one or more written consents to action taken in lieu of a formal meeting of such corporation, partnership, limited liability company, association, joint venture, or other entity.

ARTICLE VI
MISCELLANEOUS

Section 6.1.   Fiscal Year.  The fiscal year of the Corporation shall be determined by the Board of Directors.

Section 6.2.   Seal.  The Corporation may have a corporate seal in such form as may be approved from time to time by the Board of Directors. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced. The impression of the seal may be made and attested by either the Secretary or any Assistant Secretary for the authentication of contracts or other papers requiring the seal.

Section 6.3.   Waiver of Notice of Meetings of Stockholders, Directors and Committees.  Whenever notice is required to be given by law or under any provision of the Articles of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except (i) in the case when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and (ii) in the case when the person attends the meeting for the purpose of objecting to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the notice of the meeting, the person objects to considering the matter when it is presented. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Articles of Incorporation or these Bylaws.

Section 6.4.   Dividends and Other Distributions.  Subject to the provisions of Chapter 78 of the Nevada Revised Statutes, dividends and other distributions may be declared by the Board of Directors in such form, frequency and amounts as the condition of the affairs of the Corporation shall render advisable.

Section 6.5.   Form of Records.  Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time.

Section 6.6.   Record of Stockholders.  The Secretary shall maintain, or shall cause to be maintained, a record of the names and addresses of the Corporation’s stockholders, in a form that permits preparation of a list of stockholders that is arranged by class of stock entitled to vote and, within each such class, by series of shares, that is alphabetical within each class or series, and that shows the address of, and the number of shares of each class or series held by, each stockholder.

Section 6.7.   Addresses of Stockholders.  Each stockholder shall furnish to the Secretary of the Corporation or the Corporation’s transfer agent an address to which notices from the Corporation, including notices of meetings, may be directed and if any stockholder shall fail so to designate such an address, it shall be sufficient for any such notice to be directed to such stockholder at such stockholder’s address last known to the Secretary or transfer agent.

Section 6.8.   Amendment of Bylaws.  The Board of Directors shall have the power to adopt, amend or repeal, from time to time, these Bylaws.  The holders of shares of the capital stock of the Corporation entitled to vote thereon also may adopt additional Bylaws and may amend or repeal any Bylaw, whether or not adopted by them, at an annual stockholders meeting or a special meeting called, wholly or in part, for such purpose. The power of the Board of Directors to adopt, amend or repeal Bylaws may be limited by an amendment to the Articles of Incorporation or an amendment to the Bylaws adopted by the holders of shares of the capital stock of the Corporation entitled to vote thereon that provides that a particular Bylaw or Bylaws may only be adopted, amended or repealed by the holders of shares of the capital stock of the Corporation entitled to vote thereon.

Section 6.9.   Severability.  If any provision (or any part thereof) of these By-laws shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (a) the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of these By-laws (including, without limitation, each portion of any section of these By-laws containing any provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of these By-laws (including, without limitation, each portion containing any provision held to be invalid, illegal or unenforceable) shall be construed for the benefit of the Corporation to the fullest extent permitted by law so as to (i) give effect to the intent manifested by the provision held invalid, illegal or unenforceable, and (ii) permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service.  Reference herein to laws, regulations or agencies shall be deemed to include all amendments thereof, substitutions therefor and successors thereto, as the case may be.